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                                                                    Exhibit 21.1

                      SAFEGUARD HEALTH ENTERPRISES, INC.

                          SUBSIDIARIES OF THE COMPANY

The wholly owned subsidiaries of SafeGuard Health Enterprises, Inc., a Delaware corporation, are as follows:

1.   SafeGuard Health Plans, Inc., an Arizona corporation
2.   SafeGuard Health Plans, Inc., a California corporation
3.   SafeGuard Health Plans, Inc., a Colorado corporation
4.   SafeGuard Health Plans, Inc., a Florida corporation
5.   SafeGuard Health Plans, Inc., an Illinois corporation
6.   SafeGuard Health Plans, Inc., a Kansas corporation
7.   SafeGuard Health Plans, Inc., a Kentucky corporation
8.   SafeGuard Health Plans, Inc., a Missouri corporation
9.   SafeGuard Health Plans, Inc., a Nevada corporation
10.  SafeGuard Health Plans, Inc., an Ohio corporation
11.  SafeGuard Health Plans, Inc., an Oklahoma corporation
12.  SafeGuard Health Plans, Inc., an Oregon corporation
13.  SafeGuard Health Plans, Inc., a Texas corporation
14.  SafeGuard Health Plans, Inc., a Utah corporation
15.  SafeHealth Life Insurance Company, Inc., a Texas corporation
16.  Advantage Dental HealthPlans, Inc., a Delaware corporation
17.  Advantage Dental HealthPlans, Inc., a Missouri corporation
18.  Advantage Dental HealthPlans, Inc., a Florida corporation
19.  ADH Marketing, Inc., a Florida Corporation
20.  ADH Plans, Inc., a Delaware corporation
21.  Advantage Dental Plans, Inc., a Delaware corporation
22.  Guards Dental, Inc., a California corporation
      (A wholly owned subsidiary of SafeGuard Health Plans, Inc., a California corporation)
23.  SafeHealth Life Insurance Company, a California corporation
24.  SafeHealth Life Insurance Company, Inc., a Texas corporation
25.  First American Dental Benefits, Inc., a Texas corporation
26.  Imprimis Practice Management Company, Inc., a Delaware corporation
27.  TRC Agency, Inc., a Texas corporation

                                 Exhibit 21.1

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